Exhibit 99.1

BAM! ENTERTAINMENT ANNOUNCES FISCAL THIRD QUARTER RESULTS

San Jose, Calif. — May 13, 2003 — BAM! Entertainment® (NASDAQ: BFUN), a developer and publisher of interactive entertainment software, today reported results for its fiscal third quarter ended March 31, 2003.

The company reported net revenues for the fiscal third quarter of $2.9 million, a decrease of 59% from net revenues of $7.0 million for the same quarter of the prior fiscal year.

The operating loss and net loss for the quarter was $5.1 million, or 35 cents per share. In the same quarter of the prior year, the company sustained an operating loss of $5.9 million and a net loss of $6.2 million, equivalent to 43 cents per share.

During the quarter ended March 31, 2003, the company released three new products as compared to six products in the same quarter of the prior fiscal year. Products released in the quarter ended March 31, 2003 were:

Samurai Jack™: The Amulet of Time	Game Boy® Advance
Ed, Edd, n Eddy™: Jawbreakers	Game Boy® Advance
4x4 Evo 2™ (released in Europe only)	Sony® PlayStation® 2

“Our revenues reflect a smaller roster of new products delivered to market this quarter compared to a year ago, along with lower than expected reorders during the post-holiday selling season,” said Ray Musci, Chief Executive Officer of BAM! Entertainment. “While we are disappointed with our results, we continue to focus on improving operating margins and building the strength of the product portfolio scheduled for release in the second half of the calendar year.”

Key titles currently slated for release during the remainder of calendar year 2003 include: the first release of Carmen Sandiego for next generation consoles; Ice Nine, a stealth action game; an action-adventure game based on the popular Cartoon Network™ franchise The Powerpuff Girls™; and Wallace & Gromit in Project Zoo, the first product scheduled for release under the company’s agreement with Oscar award-winning Aardman Animation Studios.

BAM! Entertainment is currently displaying its fall lineup at the industry’s largest tradeshow, The Electronic Entertainment Expo (E3), which is being held at the Los Angeles Convention Center May 14-16, 2003. BAM! Entertainment will be showcasing its products in the convention center’s West Hall, room 510.

About BAM! Entertainment, Inc.

Founded in 1999 and based in San Jose, California, BAM! Entertainment, Inc. is a developer, publisher and marketer of interactive entertainment software worldwide. The company develops, obtains, or licenses properties from a wide variety of sources, including global entertainment and media companies, and publishes software for video game systems, wireless devices, and personal computers. The company’s common stock is publicly traded on NASDAQ under the symbol BFUN. More information about BAM! and its products can be found at the company’s web site located at www.bam4fun.com.

Editorial Contact:	BAM! Entertainment, Inc. Mika Kelly Public Relations Manager Tel.: (408) 298-7500 x323 E-mail: mkelly@bam4fun.com

This release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current estimates and projections about BAM! Entertainment’s business, which are derived in part on assumptions of its management, and are not guarantees of

BAM! Entertainment’s future performance, as such performance is difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Such factors include, but are not limited to, those described in BAM! Entertainment’s Annual Report on Form 10-K for the year ended June 30, 2002, and its Quarterly Report on Form 10-Q for the three-month period ended December 31, 2002, which are filed with the U.S. Securities and Exchange Commission. Readers of this release are referred to those filings. BAM! Entertainment does not intend to update any of these forward-looking statements after the date of this release.

BAM! Entertainment, BAM! and BAM!4 are trademarks of BAM! Entertainment, Inc. PlayStation is a registered trademark of Sony Computer Entertainment Inc. Nintendo GameCube is a trademark of Nintendo of America, Inc. Nintendo and Game Boy Advance are trademarks of Nintendo. Xbox is a trademark of Microsoft Corporation. All other trademarks are the property of their respective owners.

###

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,

	2003	2002	2003	2002

Net revenues	$2,866	$7,017	$33,611	$36,758
Costs and expenses:
Cost of revenues
Cost of goods sold	1,962	5,290	20,714	22,036
Royalties, software costs, and license costs	1,871	2,758	15,497	7,433
Project abandonment costs	1,032	275	5,343	275

Total cost of revenues	4,865	8,323	41,554	29,744
Research and development (exclusive of amortization of deferred stock compensation)	527	692	2,575	1,633
Sales and marketing (exclusive of amortization of deferred stock compensation)	1,186	1,831	8,198	8,156
General and administrative (exclusive of amortization of deferred stock compensation)	1,385	1,724	5,777	4,413
Amortization of deferred stock compensation*	44	360	338	1,073
Restructuring costs	8	—	1,761	—

Total costs and expenses	8,015	12,930	60,203	45,019

Loss from operations	(5,149)	(5,913)	(26,592)	(8,261)
Interest income	3	135	146	231
Interest expense	(50)	(440)	(576)	(2,459)
Other income (expense)	72	(15)	48	(8)

Net loss	$(5,124)	$(6,233)	$(26,974)	$(10,497)

Net loss per share:
Basic and diluted	$(0.35)	$(0.43)	$(1.84)	$(1.34)

Shares used in computation:
Basic and diluted	14,672	14,574	14,645	7,809

*Amortization of deferred stock compensation:
Research and development	$(51)	$55	$(27)	$169
Sales and marketing	(25)	24	(9)	73
General and administrative	120	281	374	831

	$44	$360	$338	$1,073

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Amounts in thousands)
(Unaudited)

	March 31,	June 30,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$1,782	$4,726
Short-term investments	—	8,185
Accounts receivable, net of allowance of $3,024 as of March 31, 2003 and $3,720 as of June 30, 2002	2,590	10,183
Inventories	2,334	3,945
Prepaid royalties, capitalized software costs and licensed assets, net	8,791	12,858
Prepaid expenses and other	1,806	2,539

Total current assets	17,303	42,436
Prepaid royalties, capitalized software and licensed assets, net of current portion	1,179	5,467
Property and equipment, net	675	987
Long-term receivable, net of allowance of $1,627 as of March 31, 2003 and $1,080 as of June 30, 2002	—	547
Other assets	54	30

Total assets	$19,211	$49,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable — trade	$2,941	$4,755
Short-term borrowings	—	1,359
Royalties payable	1,146	528
Accrued compensation and related benefits	851	972
Accrued software costs	800	1,488
Accrued expenses — other	1,021	1,509

Total current liabilities	6,759	10,611
Stockholders’ equity:
Common stock $0.001 par value; shares authorized; 100,000,000; shares issued and outstanding: 14,678,290 and 14,582,756 as of March 31, 2003 and June 30, 2002, respectively	15	15
Additional paid-in capital	62,982	62,988
Deferred stock compensation	(325)	(789)
Accumulated deficit	(50,592)	(23,618)
Accumulated other comprehensive income	372	260

Total stockholders’ equity	12,452	38,856

Total liabilities and stockholders’ equity	$19,211	$49,467

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
QUARTERLY FACT SHEET
(Dollars in thousands)
(Unaudited)

			Percentage
			of sales for
			the three
	Three months ended		months ended
	March 31,		March 31,
	2003	2002	2003

Geographic sales mix
North America	$2,618	$4,657	91.3%
International	248	2,360	8.7

Total net revenues	$2,866	$7,017	100.0%

Platform revenue mix
PlayStation 2	$768	$2,512	26.8%
GameCube	35	576	1.2
Xbox	(173)	—	(6.0)
Gameboy Advance	1,066	2,538	37.2
Gameboy Color	(80)	315	(2.8)
N64	(6)	(1)	(0.2)
Personal Computer	153	(78)	5.3
PlayStation 1	1,103	1,155	38.5

Total net revenues	$2,866	$7,017	100.0%